As filed with the Securities and Exchange Commission on January 13, 2010

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Wave Systems Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3477246
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 1994 Employee Stock Option Plan

(Full Title of the Plan)

Steven K. Sprague

Chief Executive Officer

480 Pleasant Street

Lee, Massachusetts 01238

(Name and address of Agent for Service)

(413) 243-1600

Telephone Number, Including Area Code, of Agent for Service

Copies to:

Neil W. Townsend, Esq.

BINGHAM MCCUTCHEN LLP

399 Park Avenue

New York, New York 10022

(212) 705-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Class A Common Stock, $0.01 par value	3,500,000	$1.72	$6,020,000	$429.23

(1) If, as a result of a stock split, stock dividend, merger, recapitalization, reorganization or similar transaction, the number of securities purported to be registered by this registration statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this registration statement, and this registration statement will cover the additional securities resulting from such a transaction.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Class A Common Stock of Wave Systems Corp. reported on the Nasdaq Capital Market on January 11, 2010.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-8 relates to shares of the Class A Common Stock, par value $0.01 per share (the “Common Stock”), of Wave Systems Corp. (the “Registrant”), which may be issued under the Registrant’s Amended and Restated 1994 Employee Stock Option Plan, as amended (the “Plan”). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-144139, 333-69041, 333-11611 and 33-97612), as filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2007, December 16, 1998, September 9, 1996 and October 2, 1995, respectively, covering an aggregate of 10,500,000 shares of Common Stock that may be issued pursuant to the Plan. This Registration Statement is being filed to register an additional 3,500,000 shares of the Registrant’s Common Stock subject to issuance under the Plan.

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this registration statement:

(a)  The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 16, 2009;

(b)  The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 3009 filed on May 11, 2009, August 10, 2009 and November 9, 2009, respectively;

(c)  The Registrant’s Current Reports on Form 8-K filed on January 22, 2009, February 9, 2009, March 16, 2009, April 9, 2009, June 15, 2009, July 17, 2009, July 22, 2009, September 16, 2009, October 26, 2009, November 17, 2009, December 1, 2009 and January 5, 2010; and

(d)  The description of the Class A Common Stock contained in the Registrant’s registration statement on Form S-3, as filed with the SEC on April 18, 2008 including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s Restated Certificate of Incorporation, as amended, provides for the limitation of the personal liability of the directors of the Registrant to the fullest extent permitted by law and the Registrant’s Certificate of Incorporation and Restated By-laws each provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of a director’s fiduciary duty, except (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including officers and directors, in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which such officer or director actually and reasonably incurred.

The Registrant is a party to an indemnification agreement with each of its directors which provides for indemnification by the Registrant and its subsidiaries to the fullest extent permitted by law.

The Registrant has also purchased insurance for its directors and officers against liabilities arising out of their service in their capacities as directors and officers of the Registrant.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1           Form of Stock Certificate of Class A Common Stock (incorporated by reference to Exhibit 4.1 of Registration Statement on Form S-1, File No. 33-75286).

4.2           Amended and Restated 1994 Employee Stock Option Plan, as amended (incorporated by reference to Exhibit 1 to the Proxy Statement (DEF 14A) filed with the Securities and Exchange Commission on April 30, 2009).

5.1           Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1         Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2         Consent of KPMG LLP.

24.1         Power of Attorney (included in signature page to Registration Statement).

 [Remainder of page intentionally left blank]

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, State of Massachusetts, on this 13th day of January, 2010.

WAVE SYSTEMS CORP.

By:	/s/ Steven K. Sprague
Steven K. Sprague, President and Chief Executive Officer

By:	/s/ Gerard T. Feeney
Gerard T. Feeney, Chief Financial Officer and Secretary

POWER OF ATTORNEY

We, the undersigned Officers and Directors of Wave Systems Corp., hereby severally constitute and appoint Steven K. Sprague and Gerard T. Feeney and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all post-effective amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as Officers and Directors to enable Wave Systems Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Steven K. Sprague	President, Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2010
Steven K. Sprague

/s/ John E. Bagalay, Jr.	Chairman	January 13, 2010
John E. Bagalay, Jr., Ph.D.

/s/ George Gilder	Director	January 13, 2010
George Gilder

3

Signature	Title	Date

/s/ John E. McConnaughy, Jr.	Director	January 13, 2010
John E. McConnaughy, Jr.

/s/ Nolan Bushnell	Director	January 13, 2010
Nolan Bushnell

/s/ Gerard T. Feeney	Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary (Principal Financial Officer)	January 13, 2010
Gerard T. Feeney

4

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Stock Certificate of Class A Common Stock (incorporated by reference to Exhibit 4.1 of Registration Statement on Form S-1, File No. 33-75286).

4.2

Amended and Restated 1994 Employee Stock Option Plan, as amended (incorporated by reference to Exhibit 1 to the Proxy Statement (DEF 14A) filed with the Securities and Exchange Commission on April 30, 2009).

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included in signature page to Registration Statement).